UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 14, 2016

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36056	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Wayside Road

Burlington, Massachusetts 01803

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (781) 565-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 14, 2016, Nuance Communications, Inc., a Delaware corporation (the “Company”), entered into a purchase agreement (the “Purchase Agreement”), dated June 14, 2016, among the Company, the guarantors party thereto and Morgan Stanley & Co. LLC and Barclays Capital Inc., as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), to issue and sell $300.0 million aggregate principal amount of its 6.000% Senior Notes due 2024 (the “Notes”). The Notes are being sold in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act.

The Company intends to use the net proceeds for general corporate purposes, including working capital and capital expenditures, and may also use a portion of the net proceeds to fund possible investments in and acquisitions of complementary businesses, partnerships, minority investments, products or technologies.

The Purchase Agreement contains customary representations, warranties and covenants by the Company together with customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities. The Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Purchase Agreement.

Item 8.01. Other Events.

On June 14, 2016, the Company issued a press release announcing the launch of its offering of the Notes. A copy of this press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

On June 14, 2016, the Company issued a press release announcing the pricing of its offering of the Notes. A copy of this press release is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement, dated as of June 14, 2016, by and among Nuance Communications, Inc., the subsidiary guarantors party thereto and Morgan Stanley & Co. LLC and Barclays Capital Inc., as representatives of the several initial purchasers named therein.

99.1	Press Release, dated June 14, 2016, announcing launch of the Notes.

99.2	Press Release, dated June 14, 2016, announcing pricing of the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date: June 16, 2016	By:	/s/ Kenneth M. Siegel
Kenneth M. Siegel
Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Purchase Agreement, dated as of June 14, 2016, by and among Nuance Communications, Inc., the guarantors party thereto and Morgan Stanley & Co. LLC and Barclays Capital Inc., as representatives of the several initial purchasers named therein.

99.1	Press Release, dated June 14, 2016, announcing launch of the Notes.

99.2	Press Release, dated June 14, 2016, announcing pricing of the Notes.